Exhibit 99.1

AIM ImmunoTech Announces Pricing of $2.0 Million Registered Direct Offering

OCALA, Fla., May 31, 2024 – AIM ImmunoTech Inc. (NYSE American: AIM) (“AIM” or the “Company”) today announced that it has entered into a securities purchase agreement with a single institutional investor to purchase 5,640,958 shares of common stock in a registered direct offering at a purchase price of $0.363 per share. In a concurrent private placement, the Company also agreed to issue unregistered Class A warrants to purchase up to an aggregate of 5,640,958 shares of common stock and, unregistered Class B warrants to purchase up to an aggregate of 5,640,958 shares of common stock. The Class A and Class B warrants will each have an exercise price of $0.363, will be exercisable six months from the date of issuance and, in the case of the Class A warrants, will expire on the eighteen-month anniversary from the initial exercise date, and in the case of the Class B warrants, will expire on the five-year anniversary from the initial exercise date.

The gross proceeds to the Company from the registered direct offering and concurrent private placement are estimated to be approximately $2.0 million before deducting the placement agent’s fees and other estimated offering expenses payable by the Company.

Maxim Group LLC is acting as the sole placement agent in connection with the offering.

The shares of common stock are being offered pursuant to a shelf registration statement on Form S-3 (File No. 333-262280), which was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on February 4, 2022. The offering of the shares of common stock is being made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. A prospectus supplement relating to the shares of common stock will be filed by the Company with the SEC. When available, copies of the prospectus supplement relating to the registered direct offering, together with the accompanying prospectus, can be obtained at the SEC’s website at www.sec.gov or from Maxim Group LLC, 300 Park Avenue, New York, NY 10022, at (212) 895-3745.

The warrants to be issued in the concurrent private placement and the shares issuable upon exercise of such warrants were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”), and Regulation D promulgated thereunder and have not been registered under the Act or applicable state securities laws. Accordingly, the warrants and the shares of common stock underlying the warrants may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Act and such applicable state securities laws.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About AIM ImmunoTech Inc.

AIM ImmunoTech Inc. is an immuno-pharma company focused on the research and development of therapeutics to treat multiple types of cancers, immune disorders and viral diseases, including COVID-19. The Company’s lead product is a first-in-class investigational drug called Ampligen® (rintatolimod), a dsRNA and highly selective TLR3 agonist immuno-modulator with broad spectrum activity in clinical trials for globally important cancers, viral diseases and disorders of the immune system.

For more information, please visit aimimmuno.com and connect with the Company on X, LinkedIn, and Facebook.

Cautionary Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). Words such as “may,” “will,” “expect,” “plan,” “anticipate,” “continue,” “believe,” “potential,” “upcoming” and other variations thereon and similar expressions (as well as other words or expressions referencing future events or circumstances) are intended to identify forward-looking statements. Many of these forward-looking statements involve a number of risks and uncertainties. The Company urges investors to consider specifically the various risk factors identified in its most recent Form 10-K, and any risk factors or cautionary statements included in any subsequent Form 10-Q or Form 8-K, filed with the U.S. Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Among other things, for those statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the PSLRA. The Company does not undertake to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof.

Investor Contact:

JTC Team, LLC

Jenene Thomas

(833) 475-8247

AIM@jtcir.com